As filed with the Securities and Exchange Commission on February 28, 2020

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________

WESBANCO, INC.

(Exact name of registrant as specified in its charter)

WEST VIRGINIA	55-0571723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Bank Plaza

Wheeling, West Virginia 26003

(Address of principal executive offices)

WESBANCO, INC. DEFERRED COMPENSATION PLAN

(Full title of the plan)

Todd F. Clossin

President and Chief Executive Officer

WesBanco, Inc.

One Bank Plaza

  Wheeling, West Virginia 26003

(304) 234-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James C. Gardill, Esq. Phillips, Gardill, Kaiser & Altmeyer, PLLC 61 Fourteenth Street Wheeling, WV 26003 (304) 232-6810	Paul C. Cancilla, Esq. K&L Gates LLP K&L Gates Center 210 Sixth Avenue Pittsburgh, PA 15222 (412) 355-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Deferred Compensation Obligations(1)	$10,000,000	100%(2)	$10,000,000 (2)	$1,298.00

(1)  The Deferred Compensation Obligations covered by this Registration Statement are unsecured obligations of Wesbanco, Inc., a West Virginia corporation, and its subsidiaries (the “Company” or the “Registrant”), to pay deferred compensation in the future to eligible employees and directors of the Company who participate in the Wesbanco, Inc. Deferred Compensation Plan, as amended and restated (the “Plan”), in accordance with its terms.

(2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Wesbanco, Inc., a West Virginia corporation (the “Company” or the “Registrant”), to register an additional $10,000,000 of unsecured deferred compensation obligations (the “Obligations”) of the Company under the Wesbanco, Inc. Deferred Compensation Plan (the “Plan”). The Company previously filed with the Securities and Exchange Commission a registration statement on Form S-8 (File No. 333-214620) on November 15, 2016 registering $5,000,000 worth of Obligations under the Plan (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.Interests of Named Experts and Counsel.

Denise Knouse-Snyder is a member of the law firm of Phillips, Gardill, Kaiser & Altmeyer, PLLC, whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5.1 hereto.  Denise Knouse-Snyder serves on the board of directors of the Company.  As of February 28, 2020, the members of Phillips, Gardill, Kaiser & Altmeyer, PLLC owned an aggregate of approximately 58,751 shares of Wesbanco common stock, $2.0833 par value per share.

Item 8.Exhibits.

Exhibit No.	Description

4.1

Restated Articles of Incorporation of Wesbanco, Inc. (incorporated by reference to the Registration Statement on Form S-4 under Registration No. 333-03905 filed by the Registrant with the Securities and Exchange Commission on May 16, 1996).

4.2	Articles of Amendment to the Articles of Incorporation of Wesbanco, Inc. (incorporated by reference to Form 10-Q filed by the Registrant with the Securities and Exchange Commission on May 15, 1998).

4.3

Articles of Amendment to the Articles of Incorporation of Wesbanco, Inc., dated April 24, 2015, increasing authorized common shares from 50,000,000 to 100,000,000. (incorporated by reference to Form 10-Q filed by the Registrant with the Securities and Exchange Commission on July 30, 2015).

4.4	Bylaws of Wesbanco, Inc. (as Amended and Restated February 24, 2011) (incorporated by reference to Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 25, 2011).

4.5

WesBanco, Inc. Deferred Compensation Plan - For Directors and Eligible Employees (as amended) (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2006).

5.1	Opinion of Phillips, Gardill, Kaiser & Altmeyer, PLLC, regarding the legality of the shares being registered hereunder (filed herewith).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Phillips, Gardill, Kaiser & Altmeyer, PLLC (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on February 28, 2020.

WESBANCO, INC.

By:/s/ Todd F. Clossin

Todd F. Clossin

                                                                                                                                 President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd F. Clossin and Robert H. Young, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 28, 2020.

Signature	Title
/s/ Todd F. Clossin	President, Chief Executive Officer & Director
Todd F. Clossin	(Principal Executive Officer)

/s/ Robert H. Young	Senior Executive Vice President &
Robert H. Young	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Stephen J. Callen	Director
Stephen J. Callen

/s/ James W. Cornelsen	Director
James W. Cornelsen

/s/ Michael J. Crawford	Director
Michael J. Crawford

/s/ Christopher V. Criss	Director
Christopher V. Criss

/s/ Abigail M. Feinknopf	Director
Abigail M. Feinknopf

/s/ Robert J. Fitzsimmons	Director
Robert J. Fitzsimmons

/s/ D. Bruce Knox	Director
D. Bruce Knox

/s/ Lisa A. Knutson	Director
Lisa A. Knutson

/s/ Gary L. Libs	Director
Gary L. Libs

/s/ Jay T. McCamic	Director
Jay T. McCamic

______________________________	Director
F. Eric Nelson, Jr.

/s/ Ronald W. Owen	Director
Ronald W. Owen

/s/ Gregory S. Proctor, Jr.	Director
Gregory S. Proctor, Jr.

/s/ Joseph R. Robinson	Director
Joseph R. Robinson

/s/ Denise Knouse-Snyder	Director
Denise Knouse-Snyder

/s/ Kerry M. Stemler	Director
Kerry M. Stemler

/s/ Reed J. Tanner	Director
Reed J. Tanner

/s/ Charlotte A. Zuschlag	Director
Charlotte A. Zuschlag